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                                                    Exhibit 21

               List of Subsidiaries of Bank of Boston Corporation

  There is no parent company of Bank of Boston Corporation (the "Corporation"). The First National Bank of Boston (the "FNBB"), all of whose voting securities (except for directors' qualifying shares) are owned directly or indirectly by the Corporation, is the principal subsidiary of the Corporation. Other major banking subsidiaries of the Corporation are BayBank, N.A., Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank and BayBank NH, N.A.

  A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary of the Corporation.

                                                 JURISDICTION
NAME OF SUBSIDIARY                               OF ORGANIZATION

The First National Bank of Boston                      US
 BancBoston Financial Company                          MA
 BancBoston Insurance Agency, Inc.                     MA
 Bank of Boston International                          US Edge Act Corp.
 Boston Overseas Financial Corp.                       US Edge Act Corp.
 Boston World Holding Corporation                      MA
   Boston Brazil Holding Corporation                   MA
      Boston Administracao E Empre Endimentos LTDA     Brazil
 BancBoston Leasing, Inc.                              MA
 BancBoston Aircraft Leasing, Inc.                     MA
 BancBoston Leasing Services, Inc.                     MA
 BancBoston Services, Inc.                             MA
   Boston EquiServe, L.P.(3)                           MA
 BancBoston Ventures Inc.                              MA
 Ganis Credit Corporation                              DE
 GBFC, Inc.                                            DE
 Multibank Leasing Corporation                         MA
   Matthews Street Real Estate Investment Trust, Inc.  MA
 1784 Investor Services, Inc.                          MA
 West Broadway Security Corp.                          MA
BancBoston Capital Inc.                                MA
BancBoston Holdings, Inc.                              MA
 Rhode Island Hospital Trust National Bank             US
 Bank of Boston Connecticut                            CT
 Bank of Boston Florida, N.A.                          US
 Bank of Boston (Maine), N.A.                          US
 Bullfinch Indemnity Company, LTD                      VT
 Thor Credit Corp.                                     DE
 RIHT Life Insurance Co.                               AZ
 Bank of Boston Connecticut                            CT
   BancBoston Capital Inc.                             MA
   Fidelity Acceptance Corporation                     MN
BancBoston Leasing Investments Inc.                    MA
BancBoston Trust Company of New York                   NY
BancBoston Investments Inc.                            MA
BancBoston Real Estate Capital Corporation             MA
BancBoston Securities Inc.                             MA
BayBanks, Inc.                                         MA
Boston International Holdings Corporation              MA
Boston Bancorp (The)                                   MA
 Boston Bancorp Securities, Inc.                       MA
Boston Overseas Holding Corporation                    MA
FSC Corp                                               MA

_________________________________________________________________
(1) Except as noted, each such business organization is directly or indirectly owned by the Corporation.

(2) FNBB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(3) Boston EquiServe, L.P. is 50% owned by Boston Financial Data Services, which is a joint venture owned by State Street Bank and DST, Inc.